Exhibit 10.6
Adopted November 17, 2005
To be effective upon consummation of
the Company’s initial public offering
IOMAI CORPORATION
NON-EMPLOYEE DIRECTOR COMPENSATION
Annual Retainers

Role	Cash Compensation

Board Member	$20,000

Audit Committee Chair	$5,000

Audit Committee Member	$1,000

Compensation Committee Chair	$2,500

Compensation Committee Member	$1,000

Corporate Governance Committee Chair	$2,500

Corporate Governance Committee Member	$1,000
Option Grants

Initial Grant	10,000

Annual Grant	10,000